December 31, 2002

FinancialContent, Inc.

Re:      Registration Statement on Form S-8

Gentlemen:

We consent to the inclusion in this letter on Form S-8, dated December 31, 2002, and the reference to our report dated October 15, 2002 with respect to the Financial Statements of FinancialContent, Inc., for the year ended June 30, 2002.

/s/ Pohl, McNabola, Berg & Company LLP
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    Pohl, McNabola, Berg & Company LLP
    December 31, 2002
    San Francisco